SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 6, 2006

IMMUCOR, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive P.O. Box 5625 Norcross, Georgia	30091-5625
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code, is (770) 441-2051

Not applicable

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

On June 6, 2006, the  Compensation Committee of the Board of Directors of Immucor, Inc. (the “Company”) granted shares of restricted stock to certain of the Company’s executive officers and directors pursuant to the Company’s 2005 Long-Term Incentive Plan (the “2005 Plan”), in the following amounts:

Name	Shares of Restricted Stock
Dr. Gioacchino DeChirico	9,460
Director and President
Edward L. Gallup	8,860
Chairman and Chief Executive Officer
Ralph A. Eatz	8,595
Director and Senior Vice President—Chief Scientific Officer
Patrick D. Waddy	2,600
Chief Financial Officer and Secretary
Didier L. Lanson	2,235
Director of European Operations
Roswell S. Bowers	845
Director
Michael S. Goldman	845
Director
John A. Harris	845
Director
Hiroshi Hoketsu	845
Director
Joseph E. Rosen	845
Director

Each restricted stock grant will vest in equal installments on each of the first five anniversaries of the date of grant.  In accordance with the terms of the 2005 Plan, in the event of a change in control of the Company, any outstanding restricted stock will generally vest immediately and any restrictions applicable to such stock will immediately lapse.

The above description is qualified in its entirety by reference to the 2005 Plan and the form of restricted stock agreement entered into between the Company and each recipient of a restricted stock grant above.  A copy of the 2005 Plan was included as an appendix to the Company’s Schedule 14A Proxy Statement for the 2005 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on October 21, 2005.  The form of restricted stock agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Additionally, on June 12, 2006, the Compensation Committee approved an increase in the annual base salary of Patrick D. Waddy, the Company’s Chief Financial Officer, to $278,200 for the 2007 fiscal year.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Form of Immucor, Inc. Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUCOR, INC.

Date:	June 12, 2006	By:	/s/ Patrick D. Waddy
Patrick D. Waddy
Chief Financial Officer and Secretary

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

10.1	Form of Immucor, Inc. Restricted Stock Agreement